EXHIBIT 10.30

AMENDMENT No. 7
TO PROMISSORY NOTE

This Amendment No. 7 to the Promissory Note, originally dated September 1, 2010 (the “Note”), previously amended February 11, 2011, May 31, 2011, July 29, 2011, November 7, 2011, March 27, 2012 and July 31, 2012 (the “Amendments”), is entered into as of the 1st day of November, 2012, by and between CMS Acquisition, LLC (“CMS”) and CleanTech Biofuels, Inc. (“CTB”).

WHEREAS, the Note is secured by the CTB owned U.S. Patent No. 6,306,248 pursuant to a Security Agreement dated as of September 1, 2010, between CMS and CTB (the “Security Agreement”);

WHEREAS, a payment of $25,000 was made on February 11, 2011 for interest to date and principal, by CTB on the Note;

WHEREAS, as of May 16, 2011, the rate to accrue interest increased to 10.0% per annum (from 9.0% per annum);

WHEREAS, as of November 7, 2011, Warrant A1 issued with the original Note on September 1, 2010 was re-dated to November 7, 2011; and

WHEREAS, the parties wish to amend the terms of the Note as set forth below.

NOW THEREFORE, the parties hereto agree as follows:

1.             The Maturity Date, as defined in the Amendments, shall be changed to December 22, 2012 from October 27, 2012.

2.             All remaining terms and conditions of the Note, Security Agreement and Warrant shall continue in full force and effect.

IN WITNESS WHEREOF, CTB and CMS have caused this Amendment No. 7 to the Note to be executed and delivered by their duly authorized officers as of the day and year set forth above.

CLEANTECH BIOFUELS, INC.:

By:
Name:	Edward P. Hennessey
Title:	CEO

CMS Acquisition, LLC:

By:
Name:
Title:

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